Beckstead and Watts, LLP
Certified Public Accountants

2425 W. Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984 tel
702.362.0540 fax

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 31, 2006, accompanying the restated financial statements of Sky Petroleum, Inc. in its annual report on Form 10-KSB for the year ended December 31, 2005, filed pursuant to Section 13(a) or 15(d) under the Exchange Act of March 31, 2006, as amended on Form 10-KSB/A filed April 10, 2006 and May 24, 2006.

We hereby consent to the incorporation by reference of said report in the Registration Statement of Sky Petroleum, Inc. of Form S-8 to be filed with the US Securities and Exchange Commission.

Signed,

Beckstead and Watts, LLP

Beckstead and Watts, LLP
February 23, 2007